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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                        INTEGRATED SECURITY SYSTEMS, INC.
                (Name of Registrant as Specified in Its Charter)

             ------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     ------------------------------
(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

     ------------------------------
(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:
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At the Company's Annual Meeting of Stockholders on April 12, 2001, the Company
adjourned the Annual Meeting until April 25, 2001. At the Annual Meeting on April 25, 2001, the Company intends to reconvene the Annual Meeting and then adjourn until May 10, 2001. The reason for adjourning the Annual Meeting twice is to give additional stockholders a further opportunity to vote on the proposals.

Pursuant to the terms of a letter agreement, as amended on March 2, 2001, the Company issued an aggregate of $1.0 million of the Company's secured convertible promissory notes to Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth & Income Trust PLC. As required by the letter agreement, as amended, the Company must obtain stockholder approval to the financial restructuring proposal by April 27, 2001. The financial restructuring proposal is discussed in the Company's definitive proxy statement filed with the Securities and Exchange Commission and previously mailed to the Company's stockholders.

The Company is going to adjourn the Annual Meeting until May 10, 2001, so it will not be able to obtain stockholder approval to the financial restructuring proposal until that date. Accordingly, the letter agreement has been amended, as set forth as Exhibit A to this filing, to provide that the Company must obtain stockholder approval by May 22, 2001.

The following is a letter that the Company is sending to certain stockholders who, according to the Company's records, have not yet voted.






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                 [Integrated Security Systems, Inc. Letterhead]

April 25, 2001

Dear Stockholder,

At the Company's Annual Meeting of Stockholders on April 12, 2001, the Company adjourned the Annual Meeting until April 25, 2001. The Company reconvened the Annual Meeting on April 25, 2001 and adjourned the Annual Meeting until May 10, 2001. The reason for adjourning the Annual Meeting twice is to give additional stockholders a further opportunity to vote on the proposals.

For the reasons set forth in the Proxy Statement for the Annual Meeting previously sent to you, the Company's Board of Directors has unanimously recommended a vote in favor of each of the listed proposals.

As of today, our records indicate that we have not received voting instructions from you. Regardless of the number of shares that you own, it is important that they are represented and voted at this adjourned Annual Meeting on May 10, 2001. PLEASE TAKE SOME TIME AND VOTE YOUR SHARES BY TELEPHONE, INTERNET OR BY MAIL. THE INSTRUCTIONS FOR VOTING BY EACH OF THESE METHODS AND A DUPLICATE PROXY CARD ARE INCLUDED.

For your convenience, you may call (972) 444-8280 during business hours to request another copy of the proxy materials previously mailed to you. Thank you for your cooperation and continued support.

Sincerely,

/s/ C. A. RUNDELL, JR.

C. A. Rundell, Jr.
Chairman and Chief Executive Officer



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                                                                       EXHIBIT A



April 23, 2001

Renaissance Capital Group, Inc.
ATTN: Russell Cleveland, President
8080 N. Central Expressway
Suite 210-LB 59
Dallas, TX 75206-1857

Dear Russell:

This letter sets forth an amendment to the letter of agreement of Renaissance Capital Growth & Income Fund, III, Inc. and Renaissance US Growth & Income Trust PLC with Integrated Security Systems, Inc. dated November 13, 2000, and as amended on March 2, 2001.

This amendment shall affect item ten (10) of the above mentioned letter of agreement. Item ten (10) is hereby amended to extend the deadline from 120 days to 190 days from the November 13, 2000 date of the letter agreement.

The circumstances requiring the extension of the effective deadline is the timing of the review process of the United States Securities and Exchange Commission of the Proxy materials for the annual meeting of the shareholders coupled with the Company's desire to give additional stockholders a further opportunity to vote on the Annual Meeting proposals.

If the foregoing accurately sets forth your intention, please indicate the concurrence of the Renaissance Fund there with by executing this letter where indicated and returning one fully executed copy to the undersigned.

                                   Sincerely,

                                   INTEGRATED SECURITY SYSTEMS, INC.


                                   BY:  /s/ C. A. RUNDELL, JR.
                                      -----------------------------------------
                                        C. A. Rundell, Jr.
                                        Chairman and Chief Executive Officer


ACCEPTED AND AGREED to as of this 23rd day of April, 2001

RENAISSANCE CAPITAL GROWTH & INCOME
FUND III, INC.


BY: /s/ RUSSELL CLEVELAND
    -----------------------------------------
    Russell Cleveland, President
    Renaissance Capital Group, Inc.

RENAISSANCE US GROWTH & INCOME TRUST PLC


BY: /s/ RUSSELL CLEVELAND
    -----------------------------------------
    Russell Cleveland, President
    Renaissance Capital Group, Inc.



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